Crossmann Communities, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 30, 2001



To our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of CROSSMANN COMMUNITIES, INC. ("Crossmann" or the "Company") which will be held at the Marriott North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana, at 9:00 a.m. on Wednesday, May 30, 2001 for the following purposes:


                  1.       To elect three directors;

                  2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2001;

                  3. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


         The Board of Directors has fixed the close of business on March 30, 2001 as the record date for determining those shareholders entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

         Representation of at least a majority of all outstanding Common Shares of Crossmann Communities, Inc. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

         Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.



                                          Very truly yours,

                                          /s/ John B. Scheumann

                                          John B. Scheumann
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                           CROSSMANN COMMUNITIES, INC.
                           9210 North Meridian Street
                           Indianapolis, Indiana 46260


                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CROSSMANN COMMUNITIES, INC. ("Crossmann" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders, which will be held at 9:00 a.m. on May 30, 2001 at the Marriott North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana, 46240 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the proxy card were first mailed to shareholders on or about April 16, 2001.

       Shareholders Should Read the Entire Proxy Statement Carefully Prior
                           to Returning Their Proxies

                         VOTING RIGHTS AND SOLICITATION

         The close of business on March 30, 2001 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, Crossmann had 10,476,746 common shares without par value, (the "Common Shares"), issued and outstanding. All of the holders of the Company's Common
Shares outstanding on the record date are entitled to vote at the Annual Meeting, and shareholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

         Common Shares represented by proxies in the accompanying form which are properly executed and returned to Crossmann will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described herein under "Proposal 1--Election of Directors;" and FOR ratification of the appointment of auditors as described herein under "Proposal 2--Ratification of Appointment of Auditors." Management does not know of any matters to be presented at this Annual Meeting other that those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgement. Any shareholder has the right to revoke his or her proxy at any time before it is voted. Abstentions and broker non-votes are not counted as negative votes for purposes of determining whether a proposal has been approved.

         The solicitation of proxies is being made by Crossmann, and the entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Crossmann employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Shares, and such persons may be reimbursed for their expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.


         The following table sets forth information regarding the beneficial ownership of the Company's Common Shares as of March 30, 2001 by (i) each person or entity who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Shares of the Company, (ii) each director, (iii) each officer listed in the Summary Compensation Table on page 6 of this Proxy Statement and (iv) all directors and officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.



                                                                                                   PERCENT OF
                                                                         NUMBER OF SHARES            COMMON
NAME (1)                                                                BENEFICIALLY OWNED         SHARES (2)
--------                                                                ------------------         ----------
John B. Scheumann, Chairman, CEO, Director                                           2,085,000                 19.90
Richard H. Crosser, Vice Chairman, Director (3)                                      1,658,517                 15.83
Steve M. Dunn, President                                                               126,500                  1.21
Jennifer A. Holihen, Executive Vice President and CFO,
    Secretary, Treasurer                                                                50,000                   *
James C. Shook, Director                                                                14,636                   *
Larry S. Wechter, Director                                                               6,386                   *
                                                                                                                 *
FMR Corporation                                                                      1,159,100                 11.06
Lord, Abbett & Co.                                                                     917,065                  8.75
Wellington Management Company, LLC                                                     616,100                  5.88

All directors and executive officers
    as a group (6 persons)                                                           3,941,039                 37.62

* Denotes less than 1%

         (1)      The address of each beneficial owner is 9210 North Meridian Street,  Indianapolis,  Indiana,  46260,  except:  FMR
                  Corp., 82 Devonshire  Street,  Boston,  Massachusetts,  02109;  Lord Abbett & Co., 90 Hudson St., Jersey City, NJ,
                  07302; and Wellington Management & Co., LLP, 75 State Street, Boston, MA, 02109.
         (2)      There were 10,476,746 shares issued and outstanding at March 30, 2001.
         (3)      All of the 1,658,517 shares owned  beneficially by Mr. Crosser are owned by the Richard H. Crosser Living Trust, a revocable trust  established by Mr. Crosser on February 25, 1992. The beneficiaries of the trust are Mr. Crosser's children. Mr. Crosser is the trustee of the trust.
         (4)      One  thousand,  eight  hundred of the shares  owned  beneficially  by Mr.  Wechter are owned by the Penn  Meridian
                  Foundation,  a trust established by Mr. Wechter on December 11, 1995. Mr. Wechter and his wife, Janis Wechter, are co-trustees of the trust.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The members of the Board of Directors of Crossmann Communities, Inc. are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the class of Directors to be elected at this annual meeting is set forth below. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominee named below. If the nominees becomes unavailable for any reason, it is intended that the proxies will be voted for substitute nominees designated by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware that the nominees are unable or will decline to serve as directors.

NOMINEES TO THE BOARD OF DIRECTORS


                                                                            Director     Class and Year
Name                      Principal Occupation                              Since        Term will Expire         Age
----                      --------------------                              -----        ----------------         ---

Richard H. Crosser        Vice Chairman,
                          Crossmann Communities, Inc.                        1992           Class III 2004        62
James C. Shook            The Shook Agency, Lafayette, Indiana               1994           Class III 2004        69
                          (retired)
John E. Worthen           President Emeritus, Ball State
                          University (retired)                                               Class I 2003         67

         Richard H. Crosser served as the Company's President and Chief Operating Officer from 1992 until March, 2001, and has served on its Board of Directors since 1992. (Mr. Crosser assumed the role of Vice Chairman March 1, 2001, and Steven M. Dunn was named President and Chief Operating Officer.) He has been a senior executive officer since joining the Company in 1974. Prior to 1974, Mr. Crosser was employed by National Homes Construction Corp. for 15 years in a variety of capacities, last serving as a regional manager of the company.

         James C. Shook was elected to Crossmann's Board of Directors in March 1994. Mr. Shook was President of Coldwell Banker/The Shook Agency, Inc., a real estate brokerage firm in Lafayette, Indiana from 1984 until his retirement in January 2000. Mr. Shook's other corporate affiliations have included directorships of Vectren, Inc., NBD Indiana N.A., Bank One Indiana N.A., and Lafayette Life Insurance Co. He is a life director of the Indiana Chamber of Commerce.

         John E. Worthen served as President of Ball State University from 1984 until his retirement in 2000, and as President of Indiana University of Pennsylvania from 1979 until 1984. Dr. Worthen has a Bachelor of Science degree is Psychology from Northwestern University, a Master of Arts degree from Columbia University, and a Doctor of Education degree from Harvard, in Counseling, Psychology and Administration in Higher Education. He has served as a consultant to public schools, universities, the U.S Women's Bureau, and the U.S. Department of Labor. He served on the board of directors of Indiana Energy, Inc. and Indiana Gas Company, Inc. from 1997 until 2000 and currently serves on the boards of the Ball State University Foundation, First Merchants Corporation and Ball Memorial Hospital.

DIRECTORS NOT STANDING FOR ELECTION

         The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.


                                                                       Director         Class and Year
Name                       Principal Occupation                        Since            Term will Expire         Age
----                       --------------------                        -----            ----------------         ---
John B. Scheumann          Chairman of the Board of Directors and
                           Chief Executive Officer, Crossmann          1992             Class III  2002          52
                           Communities, Inc.
Jennifer A. Holihen        Executive Vice President and Chief
                           Financial Officer, Treasurer, Secretary,    1993             Class I  2003            42
                           Crossmann Communities, Inc.
Larry S. Wechter           Managing Director, Monument Advisors        1994             Class III  2002          45

         John B. Scheumann has been the Company's Chairman of the Board of Directors and its Chief Executive Officer since 1992 and has served as a senior executive officer since joining the Company in 1977. Before joining the Company, Mr. Scheumann was employed by National Homes Construction Corp. for three years in a variety of capacities, last serving as Division Controller for Multi-Family Construction.

         Jennifer A. Holihen has served as a director of the Company since September 1993. Ms. Holihen is Executive Vice President and Chief Financial Officer, Secretary and Treasurer of Crossmann and has been employed by the Company since 1983 as its principal financial and accounting officer. Ms. Holihen is a Certified Public Accountant and holds an MBA in Accounting and Management Information Systems from Indiana University. She is a member of the Indiana Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

         Larry S. Wechter is Managing Director and CEO of Monument Advisors, Inc. Monument Advisors manages a private equity fund and a mezzanine fund. These funds focus on small to medium size manufacturing , service, and distribution firms, primarily in the Midwest. Prior to founding Monument, Mr. Wechter served in the Office of the Chairman as President and Director of ADESA Corporation (NASDAQ: SOLD), the second largest auto auction in the world and the largest used car floor plan finance company in the U.S. ADESA was formerly a publicly traded company and is now a wholly-owned subsidiary of Allete, Inc. (formally Minnesota Power, Inc.) a diversified company based in Duluth, Minnesota. Mr. Wechter also served on Allete's (NYSE: ALL) management committee. Prior to his role as President of ADESA, Mr. Wechter served as its Chief Financial Officer. Mr. Wechter serves on the board of Symons International Group (OTC: SIGC), the Ball State University School of Entrepreneurship, the Midwest Entrepreneurship Education Association and the Indiana Humanities Council. Mr. Wechter currently holds NASD Series 7, 24, 27, and 63 securities licenses and is a CPA.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT RICHARD H. CROSSER, JAMES C. SHOOK AND JOHN E. WORTHEN AS DIRECTORS OF THE COMPANY.

                                   PROPOSAL 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The firm of Deloitte & Touche LLP served as auditors for the Company for the fiscal years ended December 31, 1995 through 2000. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the appointment of Deloitte & Touche LLP by the Board of Directors as independent auditors to audit the accounts and records of the Company for the fiscal year ending December 31, 2001 and to perform other appropriate services. In the event that shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Board of Directors would reconsider such appointment. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives desire to do so.

o Audit Fees. The aggregate fees billed for the audit of financial statements for the fiscal year ended December 31, 2000 and reviews of the financial statements included in the Company's Forms 10-Q for 2000 were $150,575.

o Financial Information Systems Design and Implementation Fees. No services were rendered by Deloitte & Touche LLP for information systems design or implementation.

o All Other Fees. The aggregate fees billed for services rendered for tax advisory services during 2000 were $262,285. The audit committee considers these services compatible with Deloitte & Touche LLP's independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR 2001.


                             THE BOARD OF DIRECTORS

         The Board of Directors of the Company held a total of four meetings during 2000. There was a quorum present at all meetings. In March 1994, the Board designated an Audit Committee and a Compensation Committee of the Board of Directors, the functions of which are described below.

AUDIT COMMITTEE

         The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the non-audit services performed by the Company's auditors and reviewing all potential conflicts of interest.

         This Committee, currently consisting of John B. Scheumann, Larry S. Wechter and James C. Shook, held six meetings during 2000. Mr. Wechter and Mr. Shook are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. At these meetings the audit committee reviewed and discussed the financial statements with management and the Company's independent auditors, Deloitte & Touche LLP. The auditors presented matters required by SAS61 to the audit committee and the written disclosures required by Independence Standards Board Standard No. 1, regarding auditor independence. Based on these discussions, the audit committee recommended the Board of Directors include the audited financial statements for the fiscal year ending December 31, 2000 in the Company's Annual Report on Form 10-K.

         On June 12, 2000, Crossmann's Board of Directors adopted a written charter for the audit committee. This charter requires that Mr. Scheumann, who as Chairman of the Board and Chief Executive Officer is not independent of management, resign from the audit committee and that a third independent audit committee member be elected no later than June 1, 2001. It is intended that Mr. Worthen fill this vacancy on the audit committee, subject to his election by the shareholders at the annual meeting on May 30th. Crossmann's Audit Committee Charter is presented below:

                             AUDIT COMMITTEE CHARTER


I. PURPOSE. This charter governs the operations of the Audit Committee ("Committee"). The charter will be reviewed and reassessed by the committee and will be approved by the Board of Directors (the "Board") annually.

II. FUNCTION. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs, as established by management and the Board of Directors. Consistent with this function, the Audit Committee should encourage continuous improvement of and should foster adherence to the corporation's policies, procedures and practices at all levels. The Audit Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is empowered to retain independent counsel and other professionals to assist it in the conduct of any investigation.

III. COMPOSITION. The Audit Committee shall be comprised of directors who are independent of management of the Company. There shall initially be two members of the Audit Committee, with a third member to be elected not later than June 1, 2001. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV. RESPONSIBILITIES AND PROCESSES. Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

         o Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

         o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall review and discuss with the independent auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

         o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

         o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

         o Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, reviewing the annual management letter, receiving and reviewing audit reports, reviewing and approving audit fees, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

         o Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report of Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the committee chair in person or by telephone.)

         o        Discussing with  management,  the internal  auditors,  and the
                  independent   auditors   the  quality  and   adequacy  of  and
                  compliance with the Company's internal controls.

         o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

         o        Reviewing management "conflict of interest" transactions.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

Submitted by the audit committee, June 12, 2000                John B. Scheumann
                                                               Larry S. Wechter
                                                               James C. Shook

COMPENSATION COMMITTEE

         The Compensation  Committee was formed and currently  consists of James
C. Shook and Larry S. Wechter, non- employee members of the Board of Directors. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers of the Company and for administering the Employee Option Plan. The Compensation Committee held two meetings during 2000.

         Compensation Committee Interlocks and Insider Participation. Salaries, bonuses and option grants for all employees were recommended by Messrs.
Scheumann and Crosser and Ms. Holihen, and approved by the Compensation Committee. Messrs. Scheumann and Crosser, and Ms. Holihen do not participate in setting their personal salaries, bonuses or option grants.

                              DIRECTOR COMPENSATION


         In 2000, the non-employee members of the Board of Directors each received $12,000 in the Company's Common Shares. Under the Company's Outside Director Stock Option Plan, (the "Outside Director Plan") each non-employee Director is entitled to receive the grant of an option to purchase 1,500 Common Shares on their initial election and each re-election to the Board of Directors, or more frequently as determined by the employee Directors of the Company. The total number of Common Shares with respect to which option may be granted under the Outside Director Plan may not exceed 37,500 Common Shares. The Outside Director Plan is administered by the Board members who are employees of the Company. Options granted under the Outside Director Plan constitute non-qualified stock options for income tax purposes. Messrs. Wechter and Shook each were granted options to purchase 1,000 Common Shares in May 2000.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest-paid executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1998, 1999, and 2000, respectively.


                                                     SUMMARY COMPENSATION TABLE

                                                             Annual Compensation                        Long Term Compensation
                                      -----------------------------------------------------------       -----------------------
                                                                           Other                        All Other
                                             Salary        Bonus       Compensation   Options           Compensation (1)
                                             ------        -----       ------------   -------           ----------------
  Name and Principal Position     Year        ($)           ($)             ($)                             ($)
  ---------------------------     ----        ---           ---             ---                             ---
John B. Scheumann, Chairman      2000     210,000             250,000      1,950      None                   11,882
 and Chief Executive Officer     1999     200,000             300,000      3,529                             13,988
                                 1998     185,000             275,000      2,250                             14,249
Richard H. Crosser, President    2000     210,000             200,000      1,350      None                   11,882
 and Chief Operating Officer     1999     200,000             300,000      1,303                             13,988
                                 1998     185,000             275,000      1,376                             14,249
Steve M. Dunn, Executive Vice    2000     140,000             235,000      1,490      6,000                  11,882
President of Operations          1999     125,000             150,000      1,478        -0-                  13,988
                                 1998     120,000             100,000      1,035        -0-                  12,938
Jennifer A. Holihen, Chief       2000     110,000             175,000      3,880      6,000                  11,882
 Financial Officer, Treasurer,   1999      90,000             125,000      4,385      4,000                  13,988
 Secretary                       1998      80,000             110,000      4,119      4,000                  14,249

(1)  Represents contributions by the Company to the named individual's profit sharing plan.


OPTION PLAN BENEFITS

         The following table sets forth the benefits allocated under the Outside Director Plan and the Employee Option Plan (collectively, the "Plans") for the fiscal year ended December 31, 2000 to each of the named executive officers; all current executive officers as a group; all current directors who are not executive officers as group; and all employees, including all current officers who are not executive officers, as a group. The amount of such benefits are not necessarily indicative of the amounts that will be granted in the future. The closing sale price of a Common Share at the close of business on March 30, 2001 was $26.06.

                              OPTION PLAN BENEFITS

                                          EMPLOYEE              OUTSIDE DIRECTOR
                                          OPTION PLAN           OPTION PLAN
NAME                                      NUMBER OF UNITS       NUMBER OF UNITS

John B. Scheumann                                  -0-                    -0-
Richard H. Crosser                                 -0-                    -0-
Steve M. Dunn                                     6,000                   -0-
Jennifer A. Holihen                               6,000                   -0-


All Other Executive Officers
  as a Group                                       -0-                    -0-

All Directors who are not Executive
  Officers                                        2,000

All non-Executive Officers
  and Employees as a Group                       60,000




The following table contains information concerning the grant of stock options under the Company's Employee Option Plan to the named executive officers and groups indicated. The table also lists potential realizable values of such options on the basis of assumed annual compounded appreciation rates of 5% and 10% over the life of the options, which are set at a maximum of 10 years.

                              OPTION GRANTS FY 2000


                                                                                                POTENTIAL REALIZABLE VALUE
                                                   % OF TOTAL                                     AT ASSUMED ANNUAL RATES
                                                    OPTIONS                                     OF PRICE APPRECIATION OVER
                                                   GRANTED TO      EXERCISE                              10 YEARS
                                   OPTIONS         EMPLOYEES         PRICE       EXPIRATION
NAME                             GRANTED(#)         IN 2000        ($/SHARE)        DATE          5%($)            10%($)
----                             ----------         -------        ---------        ----         -----            ------

John B. Scheumann                      -0-              -0-           -0-            -0-             -0-              -0-
Richard H. Crosser                     -0-              -0-           -0-            -0-             -0-              -0-
Steve M. Dunn                        6,000              8.6         15.50        1/03/10         151,487          241,218
Jennifer A. Holihen                  6,000              8.6         15.50        1/03/10         151,487          241,218

The following table provides information with respect to the named executive officers and groups indicated concerning the unexercised options held as of the end of the last fiscal year.


                  AGGREGATED OPTION VALUES AT DECEMBER 31, 2000

                                                                                                        VALUE OF UNEXERCISED
                                                           VALUE                                         OPTIONS AT YEAREND:
                                                         REALIZED:            NUMBER OF OPTIONS       MARKET PRICE OF $21.00 -
                             SHARES ACQUIRED          MARKET PRICE OF          UNEXERCISED AT          EXERCISE PRICE RANGING
NAME                           ON EXERCISE                $21.00              DECEMBER 31, 2000         FROM $6.33 TO $25.00
----                           -----------                ------              -----------------       ----------------------
Jennifer A. Holihen               35,000                $735,000                       38,700            $  476,904
Steven M. Dunn                     -0-                       -0-                        6,000            $   33,000



CERTAIN TRANSACTIONS

         The Company had business dealings with certain affiliates, including its Chairman of the Board and CEO, John B. Scheumann and its President and COO, Richard H. Crosser and entities with which they are affiliated. Since its initial public offering , the policy of the Company has been to require that such transactions be on terms not less favorable to the Company than reasonably available from unrelated third parties and that they be approved by a majority of the disinterested members of the Board of Directors of the Company.

         The Company leases approximately 25,000 square feet of office space for its headquarters, and an additional 4,000 square feet for its mortgage brokerage subsidiary, at 9202 and 9210 North Meridian Street in Indianapolis, Indiana from Crossmann Properties LLC, an entity now 81.0% owned by principal shareholders John B. Scheumann and Richard H. Crosser and 19.0% owned by the Company. The monthly lease payments are $38,147.

         The Company charters an aircraft for corporate use from DJAC LLC, an entity 30% owned by principal shareholders John B. Scheumann and Richard H. Crosser and 50% owned by the Company. In 2000, the Company expended approximately $237,200 for the use of the aircraft.


COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers, and persons who own more that ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the knowledge of the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners have been made in a timely manner.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         General. The Company has undertaken to formulate a competitive compensation policy for executive officers that will attract, motivate and retain qualified and productive personnel, reward superior performance, and provide long-term incentives based on that performance. The Company also has attempted to develop a compensation policy that will serve to align the interests of the Company, its executive officers, and its shareholders. The primary components of executive compensation consist of base salaries, a performance-based cash bonus plan, and stock options.

         Base salaries. Management has traditionally held that it is in the Company's best interest to keep base salaries of employees at all levels as low as possible, due to uncertainties inherent in the homebuilding business that affect the amount and timing of income: weather, interest rates and other credit issues, the availability of developed lots, labor supply, etc. This policy ensures a low break-even point and conserves cash. Management also believes that its compensation system is consistent with hiring young professionals and developing them as managers in the Company.

         Bonuses. In light of relatively low base salaries, it is the Company's policy to pay a substantial portion of the compensation an officer has the opportunity to earn as a year-end bonus, provided that certain predetermined corporate goals and individual performance objectives are achieved. By weighing bonus compensation heavily, management believes it has an effective tool for enhancing Company performance, while protecting the Company from high fixed costs. Bonuses are computed only when actual earnings performance for the entire year is known.

         The Company's executive officers earn substantial bonuses if overall corporate earnings objectives are achieved and if they accomplish predetermined strategic objectives. In 2000, the Company did not achieve its volume objectives; however, management did adjust overhead and redeploy capital quickly in response to market conditions. Most operating managers did not receive their maximum bonus. Year-end bonuses for 2000 were paid in accordance with the guidelines set by the Compensation Committee.

         Stock Options. The Compensation Committee authorized incentive options to key employees on January 3, 2000 at a grant price of $15.50 per share.

         2001 Compensation Policy. During 2000, the Compensation Committee reviewed national salary surveys and examined recent proxy statements of other homebuilders and found Crossmann's compensation generally lower by a substantial margin, while the Company's profitability, returns on equity and assets, and growth are generally higher. In light of the disparity between the Company's compensation structure and that of its peers, the Compensation Committee recommended that management increase certain base salaries and further refine its bonus program to keep Crossmann's compensation programs competitive.

         The Committee attributes Crossmann's high level of productivity to the long-term orientation of its management team. Crossmann's management has substantial personal investment in the Company's stock; therefore, the Committee believes that interests of senior management are consistent with that of the Company's stockholders. It will continue to encourage stock ownership among its managers through the use of options.

         The Committee has set the following goals for management in 2001:

         o        To ensure the Company achieves its earnings targets;

         o To support operating managers in producing acceptable volume levels and margins, particularly monitoring newer markets;

         o To employ capital appropriately in each market to achieve an acceptable return on assets.

         o To integrate new acquisitions and optimize their contribution to income.


Submitted by the Compensation Committee                        James C. Shook
                                                               Larry S. Wechter

                                SHARE PERFORMANCE


         The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of Standard & Poor's 500 Stock Index and the peer group indicated below during the period from December 31, 1994 through December 31, 2000.

                              Total Return to Shareholder's
                             (Dividends reinvested monthly)


                                                     ANNUAL RETURN PERCENTAGE
                                                            Years Ending

Company/Index                           Dec96      Dec97     Dec98       Dec99     Dec00
-----------------------------------------------------------------------------------------
CROSSMAN COMMUNITIES INC.               -9.34     143.76      0.00      -43.89     35.48
S&P 500 INDEX                           22.96      33.36     28.58       21.04     -9.10
HOMEBUILDING-500                        -8.81      60.00     22.02      -32.53     57.00


                                                          INDEXED RETURNS
                              Base                         Years Ending
                             Period
Company/Index                 Dec95     Dec96      Dec97     Dec98       Dec99     Dec00
-----------------------------------------------------------------------------------------
CROSSMAN COMMUNITIES INC       100      90.66     221.00    221.00      124.00    168.00
S&P 500 INDEX                  100     122.96     163.98    210.85      255.21    231.98
HOMEBUILDING-500               100      91.19     145.91    178.04      120.12    188.60


                                  OTHER MATTERS

         Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

         It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Shareholder proposals intended to be considered at the 2002 Annual Meeting of Shareholders must be received by Crossmann Communities, Inc. no later than December 31, 2001. The proposal must be mailed to the Company's principal executive officer, 9210 North Meridian Street, Indianapolis, Indiana, 46260,
Attention: Jennifer A. Holihen. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.



                                          By the Order of the Board of Directors

                                          /s/ Jennifer A. Holihen

                                          Jennifer A. Holihen
                                          Secretary




April 16, 2001
Indianapolis, Indiana

                                REVOCABLE PROXY

                           CROSSMANN COMMUNITIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         Annual Meeting of Shareholders
                                  May 30, 2001


The undersigned hereby appoints the Board of Directors of Crossmann Communities, Inc., or the majority of such directors, with powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Crossmann Communities, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Marriott North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana at 9:00 A.M., on Wednesday, May 30, 2001, and at any and all adjournments thereof, as follows:

                           (Continued on Reverse Side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                          CROSSMANN COMMUNITIES, INC.

                                  May 30, 2001



                Please Detach and Mail in the Envelope Provided

[X} Please mark your votes as in this example.

                                                 WITHHOLD
                                          FOR   AUTHORITY
1.   The election as directors of the    [  ]     [  ]
     nominees listed at right.
                                                    Nominee:  Richard H. Crosser
     For, except  vote  withheld from                         James C. Shook
     the following nominee(s):                                John E. Worthen
     ______________________


The Board of Directors recommends a vote "FOR" each of the listed propositions.

2.   Approval and  ratification of the appointment      FOR   AGAINST   ABSTAIN
     of Deloitte  and Touche LLP as  auditors  for      [  ]    [  ]      [  ]
     the year ending December 31, 2001.

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or adjournment thereof.

     This proxy may be revoked at any time prior to the voting thereof.

     The undersigned acknowledges receipt from Crossmann Communities, Inc., prior to the executor of this proxy, of notice of the Meeting, a proxy statement and an Annual Report to shareholders.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     PLEASE   COMPLETE,   DATE,  SIGN  AND  MAIL  THIS  PROXY  IN  THE  ENCLOSED
     POSTAGE-PAID ENVELOPE.



SIGNATURE(S) _______________________________________  DATE _____________________
Note: [Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.]